Exhibit 99.1
Ambac Reports Fourth Quarter 2021 Results
NEW YORK, NY, February 24, 2022 (BUSINESS WIRE) -- Ambac Financial Group, Inc. (NYSE: AMBC) ("Ambac" or "AFG"), a financial services holding company, today reported a net loss attributable to common stockholders of $22 million or $0.42(1) per diluted share and an adjusted loss(2) of $10 million or $0.16 per diluted share for the quarter ended December 31, 2021. This compares to net income attributable to common stockholders of $17 million or $0.35 per diluted share and adjusted earnings of $25 million or $0.53 per diluted share in the third quarter of 2021. Book value per share decreased $0.49 to $22.42 and adjusted book value per share(2) decreased $0.17 to $18.88 from September 30, 2021, to December 31, 2021.
Results for the fourth quarter, as compared to the third quarter of 2021, were primarily driven by a lower benefit from loss and loss expenses.
Claude LeBlanc, President and Chief Executive Officer, stated, “2021 was a transitional year for Ambac during which we made material progress advancing our specialty property and casualty insurance platform while continuing to aggressively pursue risk mitigation and loss recovery initiatives in our legacy financial guarantee companies." Mr. LeBlanc continued, "We are very pleased about the progress we have made and look forward to building on our momentum in 2022."

Ambac's Fourth Quarter 2021 Summary Results
			Better (Worse)
($ in millions, except per share data)	4Q2021	3Q2021	Amount	Percent
Net premiums earned	$11	$11	$(1)	(5)%
Net investment income	27	21	6	27%
Net realized investment gains (losses), including impairments	3	3	(1)	(17)%
Net gains (losses) on derivative contracts	3	5	(1)	(27)%
Other income (expense)	8	8	—	6%
Losses and loss expenses (benefit)	(15)	(55)	(40)	(73)%
Operating expenses	33	32	—	(1)%
Interest expense	44	44	—	—%
Intangible amortization	11	11	—	(3)%
Provision for income taxes	3	2	(1)	(22)%
Net income (loss) attributable to Common Stockholders	(22)	17	(39)	(231)%
Net income (loss) per diluted share[1]	$(0.42)	$0.35	$(0.77)	(220)%
Adjusted earnings (loss) [2]	(10)	25	(35)	(139)%
Adjusted earnings (loss) per diluted share [2]	$(0.16)	$0.53	$(0.69)	(130)%
Total Ambac Financial Group, Inc. stockholders' equity	1,038	1,061	(22)	(2)%
Total Ambac Financial Group, Inc. stockholders' equity per share	$22.42	$22.91	$(0.49)	(2)%
Adjusted book value [2]	874	882	(8)	(1)%
Adjusted book value per share [2]	$18.88	$19.05	$(0.17)	(1)%
Weighted-average diluted shares outstanding (in millions)	47	47	—	1%
(1) Per Diluted share includes the impact of adjusting the Xchange related noncontrolling interest to current redemption value
(2) See Non-GAAP Financial Data section of this press release for further information.
(3) Some financial data in this press release may not add up due to rounding

Ambac's 2021 Summary Results
			Better (Worse)
($ in millions, except per share data)	2021	2020	Amount	Percent
Net premiums earned	$47	$54	$(7)	(13)%
Net investment income	139	122	18	14%
Net realized investment gains (losses), including impairments	7	22	(15)	(69)%
Net gains (losses) on derivative contracts	22	(50)	72	145%
Other income (expense)	27	3	25	912%
Net realized gains (losses) on extinguishment of debt	33	—	33	—%
Losses and loss expenses (benefit)	(88)	225	313	139%
Operating expenses	126	92	(34)	(37)%
Interest expense	187	222	34	16%
Intangible amortization	55	57	2	3%
Provision for income taxes	18	(3)	(20)	(813)%
Net income (loss) attributable to Common Stockholders	(17)	(437)	420	96%
Net income (loss) per diluted share	$(0.61)	$(9.47)	$8.86	94%
Adjusted earnings (loss) [1]	43	(378)	421	111%
Adjusted earnings (loss) per diluted share [1]	$0.66	$(8.19)	$8.85	108%
Total Ambac Financial Group, Inc. stockholders' equity	1,038	1,080	(42)	(4)%
Total Ambac Financial Group, Inc. stockholders' equity per share	$22.42	$23.57	$(1.15)	(5)%
Adjusted book value [1]	874	919	(44)	(5)%
Adjusted book value per share [1]	$18.88	$20.05	$(1.17)	(6)%
Weighted-average diluted shares outstanding (in millions)	47	46	—	(1)%

Net Premiums Earned
During the fourth quarter of 2021, net premiums earned of $11 million were relatively unchanged from the third quarter of 2021. Normal premiums earned declined slightly during the quarter as the financial guarantee insured portfolio continued to contract as a result of active de-risking and natural runoff. The decrease in financial guarantee earned premium was partially offset by growth in net earned premium from the specialty P&C business.
Net Investment Income
Net investment income for the fourth quarter of 2021 was $27 million compared to $21 million for the third quarter of 2021.
The improvement in net investment income in the fourth quarter of 2021 was attributable to gains on pooled investment funds of $13 million compared to $6 million for the third quarter of 2021. Fourth quarter 2021 pooled fund results reflected gains from equities, real estate and private credit, partially offset by lower returns on hedge funds.
Losses and Loss Expenses (Benefit) and Loss Reserves
Losses and loss expenses ("Insured Losses") for the fourth quarter of 2021 were a benefit of $15 million, compared to a benefit of $55 million for the third quarter of 2021.

The following table provides Insured Losses (Benefit) by category for the three-month periods ended December 31, 2021 and September 30, 2021:

	Three Months Ended
($ in millions)	December 31, 2021	September 30, 2021
Structured finance	$24	$(21)
Domestic public finance	(41)	(30)
Other	1	(4)
Total losses and loss expenses (benefit)	$(15)	$(55)
The fourth quarter structured finance loss of $24 million was primarily driven by higher expected future litigation costs and lower estimated recoveries related to a single residential mortgage-backed security ("RMBS") transaction. The structured finance benefit for the third quarter of 2021 of $21 million reflected improved credit dynamics and higher expected recoveries in RMBS, partially offset by lower estimated representation and warranty subrogation receivables and higher expected future litigation costs.
The fourth and third quarters domestic public finance benefit of $41 million and $30 million, respectively, were primarily driven by adjustments to Ambac Assurance Corporation's ("AAC's") Puerto Rico reserves and certain other public finance credits.
Loss and loss expense reserves (gross of reinsurance) were $(522) million at December 31, 2021, and $(549) million at September 30, 2021, which were net of $1.730 billion and $1.731 billion, respectively, of estimated subrogation recoveries related to AAC's pursuit of legal remedies to seek redress for breaches of RMBS representations and warranties. Loss and loss expense reserves include Specialty P&C of $32 million and $1 million at December 31, 2021 and September 30, 2021, respectively. At December 31, 2021, $30 million, which is 100% reinsured, relates to the legacy loss and loss expenses of Providence Washington Insurance Company acquired in October 2021.
The following table provides financial guarantee loss and loss expense reserves (gross of reinsurance) by category at December 31, 2021, and September 30, 2021:

($ in millions)	December 31, 2021	September 30, 2021
Structured finance	$(1,178)	$(1,217)
Domestic public finance	562	606
Other	17	16
Loss expenses	45	46
Total loss and loss expense reserves	$(554)	$(549)
Net Gains (Losses) on Derivative Contracts
Net gains on derivative contracts of $3 million for the fourth quarter of 2021, compared to $5 million for the third quarter of 2021, were driven by higher forward interest rates partially offset by $2 million of losses on counterparty credit adjustments. Third quarter 2021 net gains on derivative contracts included approximately $2 million of gains from counterparty credit adjustments. The interest rate derivatives portfolio is positioned to benefit from rising interest rates as a partial economic hedge against interest rate exposure in AAC's insured and investment portfolios.
Other Income
Other income of $8 million in the fourth quarter of 2021 and the third quarter of 2021 included gross commission revenues earned by Xchange of $6 million in both periods.
Expenses
Operating expenses for the fourth quarter of 2021 were $33 million compared to $32 million in the third quarter of 2021. The increase in operating expenses was mostly driven by higher variable compensation, including as a result of staffing increases at Everspan, partially offset by lower advisory fees. Everspan and Xchange expenses for the fourth quarter were $3 million and $5 million, respectively, compared to $2 million and $5 million, respectively, in the third quarter of 2021.
Total Ambac Financial Group, Inc. Stockholders' Equity
Stockholders’ equity at December 31, 2021, was $1.04 billion, or $22.42 per share compared to $1.06 billion or $22.91 per share as of September 30, 2021. The decrease was primarily due to net loss of $22 million and a reduction to net unrealized investment gains of $10 million.
Financial Guarantee Insured Portfolio
Financial guarantee insured net par outstanding declined 1.9% during the quarter ended December 31, 2021, to $28.0 billion from $28.5 billion at September 30, 2021.
Adversely Classified and Watch List Credits decreased in the fourth quarter of 2021 by $0.3 billion or 3.3% to $10.2 billion at December 31, 2021, from $10.5 billion at September 30, 2021.
Details of financial guarantee insurance portfolio are highlighted in the below table.

Net Par Outstanding	December 31, 2021	September 30, 2021
By Sector:
Domestic public finance	44%	45%
Structured Finance	18%	18%
International	38%	37%
By Financial Guarantor:
Ambac Assurance	63%	64%
Ambac UK	37%	36%

Non-GAAP Financial Data
In addition to reporting Ambac’s quarterly financial results in accordance with GAAP, the Company currently reports two non-GAAP financial measures: adjusted earnings and adjusted book value. The most directly comparable GAAP measures are net income attributable to common stockholders for adjusted earnings and Total Ambac Financial Group, Inc. stockholders’ equity for adjusted book value. A non-GAAP financial measure is a numerical measure of financial performance or financial position that excludes (or includes) amounts that are included in (or excluded from) the most directly comparable measure calculated and presented in accordance with GAAP. We are presenting these non-GAAP financial measures because they provide greater transparency and enhanced visibility into the underlying drivers of our business. Adjusted earnings and adjusted book value are not substitutes for the Company’s GAAP reporting, should not be viewed in isolation and may differ from similar reporting provided by other companies, which may define non-GAAP measures differently.
Ambac has a significant U.S. tax net operating loss (“NOL”) that is offset by a full valuation allowance in the GAAP consolidated financial statements. As a result of this and other considerations, we utilized a 0% effective tax rate for non-GAAP adjustments; which is subject to change.
The following paragraphs define each non-GAAP financial measure and describe why it is useful. A reconciliation of the non-GAAP financial measure and the most directly comparable GAAP financial measure is also presented below.
Adjusted Earnings (Loss). Adjusted earnings (loss) is defined as net income (loss) attributable to common stockholders, as reported under GAAP, adjusted on an after-tax basis for the following:
•Non-credit impairment fair value (gain) loss on credit derivatives: Elimination of the non-credit impairment fair value gains (losses) on credit derivatives, which is the amount in excess of the present value of the expected estimated credit losses. Such fair value adjustments are affected by, and in part fluctuate with changes in market factors such as interest rates and credit spreads, including the market’s perception of Ambac’s credit risk (“Ambac CVA”), and are not expected to result in an economic gain or loss. These adjustments allow for all financial guarantee contracts to be accounted for consistent with the Financial Services – Insurance Topic of ASC, whether or not they are subject to derivative accounting rules. This adjustment has become negligible and we will discontinue reporting it beginning in the first quarter of 2022.
•Insurance intangible amortization: Elimination of the amortization of the financial guarantee insurance intangible asset that arose as a result of Ambac’s emergence from bankruptcy and the implementation of Fresh Start reporting. This adjustment ensures that all financial guarantee contracts are accounted for consistent with the provisions of the Financial Services – Insurance Topic of the ASC.
•Foreign exchange (gains) losses: Elimination of the foreign exchange gains (losses) on the re-measurement of assets, liabilities and transactions in non-functional currencies. This adjustment eliminates the foreign exchange gains (losses) on all assets, liabilities and transactions in non-functional currencies, which enables users of our financial statements to better view the results without the impact of fluctuations in foreign currency exchange rates and facilitates period-to-period comparisons of Ambac's operating performance.
Adjusted loss was $10 million, or $0.16 per diluted share, for the fourth quarter 2021 as compared to adjusted earnings of $25 million, or $0.53 per diluted share, for the third quarter of 2021.
The following table reconciles net income (loss) attributable to common stockholders to the non-GAAP measure, adjusted earnings (loss), for the three-month periods ended December 31, 2021, and September 30, 2021, respectively:

	Three Months Ended
	December 31, 2021		September 30, 2021
($ in millions, other than per share data)	$ Amount	Per Diluted Share (1)	$ Amount	Per Diluted Share
Net income (loss) attributable to common stockholders	$(22)	$(0.42)	$17	$0.35
Adjustments:
Insurance intangible amortization	11	0.23	10	0.22
Foreign exchange (gains) losses	2	0.03	(2)	(0.04)
Adjusted Earnings (loss)	$(10)	$(0.16)	$25	$0.53
Weighted-average diluted shares outstanding (in millions)		46.6		47.0
1 Per Diluted share includes the impact of adjusting the Xchange related noncontrolling interest to current redemption value
Adjusted Book Value. Adjusted book value is defined as Total Ambac Financial Group, Inc. stockholders’ equity as reported under GAAP, adjusted for after-tax impact of the following:
•Non-credit impairment fair value losses on credit derivatives: Elimination of the non-credit impairment fair value loss on credit derivatives, which is the amount in excess of the present value of the expected estimated economic credit loss. GAAP fair values are affected by, and in part fluctuate with, changes in market factors such as interest rates, credit spreads, including Ambac’s CVA that are not expected to result in an economic gain or loss. These adjustments allow for all financial guarantee contracts to be accounted for within adjusted book value consistent with the provisions of the Financial Services—Insurance Topic of the ASC, whether or not they are subject to derivative accounting rules. This adjustment has become negligible and we will discontinue reporting it beginning in the first quarter of 2022.
•Insurance intangible asset: Elimination of the financial guarantee insurance intangible asset that arose as a result of Ambac’s emergence from bankruptcy and the implementation of Fresh Start reporting. This adjustment ensures that all financial guarantee contracts are accounted for within adjusted book value consistent with the provisions of the Financial Services—Insurance Topic of the ASC.
•Net unearned premiums and fees in excess of expected losses: Addition of the value of the unearned premium revenue ("UPR") on financial guarantee contracts, in excess of expected losses, net of reinsurance. This non-GAAP adjustment presents the economics of UPR and expected losses for financial guarantee contracts on a consistent basis. In accordance with GAAP, stockholders’ equity reflects a reduction for expected losses only to the extent they exceed UPR. However, when expected losses are less than UPR for a financial guarantee contract, neither expected losses nor UPR have an impact on stockholders’ equity. This non-GAAP adjustment adds UPR in excess of expected losses, net of reinsurance, to stockholders’ equity for financial guarantee contracts where expected losses are less than UPR. This adjustment is only made for financial guarantee contracts since such premiums are non-refundable.

•Net unrealized investment (gains) losses in Accumulated Other Comprehensive Income: Elimination of the unrealized gains and losses on the Company’s investments that are recorded as a component of accumulated other comprehensive income (“AOCI”). The AOCI component of the fair value adjustment on the investment portfolio may differ from realized gains and losses ultimately recognized by the Company based on the Company’s investment strategy. This adjustment only allows for such gains and losses in adjusted book value when realized.
Adjusted book value was $874 million, or $18.88 per share, at December 31, 2021, as compared to $882 million, or $19.05 per share, at September 30, 2021. The decrease in adjusted book value for the fourth quarter of 2021 was primarily attributable to the adjusted loss (net of earned premiums) partially offset by the positive impact of inflation on expected future premiums and an adjustment to the carrying value of the redeemable noncontrolling interest in Xchange.
The following table reconciles Total Ambac Financial Group, Inc. stockholders’ equity to the non-GAAP measure adjusted book value as of each date presented:

	December 31, 2021		September 30, 2021
($ in millions, other than per share data)	$ Amount	Per Share	$ Amount	Per Share
Total AFG Stockholders' Equity (Deficit)	$1,038	$22.42	$1,061	$22.91
Adjustments:
Non-credit impairment fair value losses on credit derivatives	—	0.01	—	0.01
Insurance intangible asset	(320)	(6.91)	(330)	(7.14)
Net unearned premiums and fees in excess of expected losses	310	6.68	315	6.81
Net unrealized investment (gains) losses in Accumulated Other Comprehensive Income	(154)	(3.32)	(164)	(3.54)
Adjusted book value	$874	$18.88	$882	$19.05
Shares outstanding (in millions)		46.3		46.3
Earnings Call and Webcast
On February 25, 2022 at 8:30am ET, Claude LeBlanc, President and Chief Executive Officer, and David Trick, Executive Vice President and Chief Financial Officer, will discuss Ambac's fourth quarter 2021 results during a conference call. A live audio webcast of the call will be available through the Investor Relations section of Ambac’s website, https://ambac.com/investor-relations/events-and-presentations/events/. Participants may also listen via telephone by dialing (877) 407-9716 (Domestic) or (201) 493-6779 (International).
The webcast will be archived on Ambac's website. A replay of the call will be available through March 11, 2022, and can be accessed by dialing (Domestic) (844) 512-2921 or (International) (412) 317-6671; and using ID#13726024
Additional information is included in an operating supplement and presentations at Ambac's website at www.ambac.com.
About Ambac
Ambac Financial Group, Inc. (“Ambac” or “AFG”) is a financial services holding company headquartered in New York City. Ambac’s core business is a growing specialty P&C distribution and underwriting platform with a legacy financial guaranty business in run off. Ambac’s common stock trades on the New York Stock Exchange under the symbol “AMBC”. Ambac is committed to providing timely and accurate information to the investing public, consistent with our legal and regulatory obligations. To that end, we use our website to convey information about our businesses, including the anticipated release of quarterly financial results, quarterly financial, statistical and business-related information. For more information, please go to www.ambac.com.

The Amended and Restated Certificate of Incorporation of Ambac contains substantial restrictions on the ability to transfer Ambac’s common stock. Subject to limited exceptions, any attempted transfer of common stock shall be prohibited and void to the extent that, as a result of such transfer (or any series of transfers of which such transfer is a part), any person or group of persons shall become a holder of 5% or more of Ambac’s common stock or a holder of 5% or more of Ambac’s common stock increases its ownership interest. .

Contact
Lisa A. Kampf
Managing Director, Investor Relations
(212) 208-3177
lkampf@ambac.com

Forward-Looking Statements
In this press release, statements that may constitute “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Words such as “estimate,” “project,” “plan,” “believe,” “anticipate,” “intend,” “planned,” “potential” and similar expressions, or future or conditional verbs such as “will,” “should,” “would,” “could,” and “may,” or the negative of those expressions or verbs, identify forward-looking statements. We caution readers that these statements are not guarantees of future performance. Forward-looking statements are not historical facts but instead represent only our beliefs regarding future events, which may by their nature be inherently uncertain and some of which may be outside our control. These statements may relate to plans and objectives with respect to the future, among other things which may change. We are alerting you to the possibility that our actual results may differ, possibly materially, from the expected objectives or anticipated results that may be suggested, expressed or implied by these forward-looking statements. Important factors that could cause our results to differ, possibly materially, from those indicated in the forward-looking statements include, among others, those discussed under “Risk Factors” in our most recent SEC filed quarterly or annual report.
Any or all of management’s forward-looking statements here or in other publications may turn out to be incorrect and are based on management’s current belief or opinions. Ambac Financial Group’s (“AFG”) and its subsidiaries’ (collectively, “Ambac” or the “Company”) actual results may vary materially, and there are no guarantees about the performance of Ambac’s securities. Among events, risks, uncertainties or factors that could cause actual results to differ materially are: (1) the highly speculative nature of AFG’s common stock and volatility in the price of AFG’s common stock; (2) uncertainty concerning the Company’s ability to achieve value for holders of its securities, whether from Ambac Assurance Corporation (“AAC”) and its subsidiaries or from the specialty property and casualty program insurance business, the managing general agency/underwriting business, or related businesses; (3) the inability of AAC to realize the expected recoveries, including RMBS litigation recoveries, included in its financial statements, or changes in estimated RMBS litigation recoveries over time; (4) failure to recover claims paid on Puerto Rico exposures or realization of losses in amounts higher than expected; (5) inadequacy of reserves established for losses and loss expenses and possibility that changes in loss reserves may result in further volatility of earnings or financial results; (6) potential for rehabilitation proceedings or other regulatory intervention against AAC; (7) credit risk throughout Ambac’s business, including but not limited to credit risk related to insured residential mortgage-backed securities, student loan and other asset securitizations, public finance obligations (including risks associated with Chapter 9 and other restructuring proceedings), issuers of securities in our investment portfolios, and exposures to reinsurers; (8) our inability to effectively reduce insured financial guarantee exposures or achieve recoveries or investment objectives; (9) our inability to generate the significant amount of cash needed to service our debt and financial obligations, including through litigation recoveries or disposition of assets, and our inability to refinance our indebtedness; (10) Ambac’s substantial indebtedness could adversely affect its financial condition and operating flexibility; (11) Ambac may not be able to obtain financing or raise capital on acceptable terms or at all due to its substantial indebtedness and financial condition; (12) the impact of catastrophic public health, environmental or natural events, including events like the COVID-19 pandemic, on significant portions of our insured portfolio; (13) credit risks related to large single risks, risk concentrations and correlated risks; (14) risks associated with adverse selection as Ambac’s financial guarantee insurance portfolio runs off; (15) the risk that Ambac’s risk management policies and practices do not anticipate certain risks and/or the magnitude of potential for loss; (16) restrictive covenants in agreements and instruments that impair Ambac’s ability to pursue or achieve its business strategies; (17) adverse effects on operating results or the Company’s financial position resulting from measures taken to reduce financial guarantee risks in its insured portfolio; (18) disagreements or disputes with Ambac's insurance regulators; (19) loss of control rights in transactions for which we provide financial guarantee insurance; (20) adverse tax consequences or other costs resulting from the characterization of the AAC’s surplus notes or other obligations as equity; (21) risks attendant to the change in composition of securities in the Ambac’s investment portfolio; (22) adverse impacts from changes in prevailing interest rates; (23) events or circumstances that result in the impairment of our intangible assets and/or goodwill that was recorded in connection with Ambac’s acquisition of 80% of the membership interests of Xchange Benefits, LLC and Xchange Affinity Underwriting Agency, LLC; (24) risks associated with the expected discontinuance of the London Inter-Bank Offered Rate; (25) factors that may negatively influence the amount of installment premiums paid to Ambac; (26) risks relating to determinations of amounts of impairments taken on investments; (27) the risk of litigation and regulatory inquiries or investigations, and the risk of adverse outcomes in connection therewith; (28) actions of stakeholders whose interests are not aligned with broader interests of the Ambac's stockholders; (29) system security risks, data protection breaches and cyber attacks; (30) regulatory oversight of Ambac Assurance UK Limited (“Ambac UK”) and applicable regulatory restrictions may adversely affect our ability to realize value from Ambac UK or the amount of value we ultimately realize; (31) failures in services or products provided by third parties; (32) our inability to attract and retain qualified executives, senior managers and other employees, or the loss of such personnel; (33) fluctuations in foreign currency exchange rates; (34) failure to realize our business expansion plans or failure of such plans to create value; (35) greater competition for our specialty property & casualty program insurance business; (36) loss or lowering of the AM Best rating for our property and casualty insurance company subsidiaries; (37) disintermediation within the insurance industry or greater competition that negatively impacts our managing general agency/underwriting business; (38) changes in law or in the functioning of the healthcare market that impair the business model of our accident and health managing general underwriter; and (39) other risks and uncertainties that have not been identified at this time.

AMBAC FINANCIAL GROUP, INC. AND SUBSIDIARIES
Consolidated Statements of Income (Loss) (Unaudited)

	Three Months Ended
($ in millions, except share data)	December 31, 2021	September 30, 2021
Revenues:
Net premiums earned	$11	$11
Net investment income:
Securities available-for-sale and short-term	14	15
Other investments	13	6
Total net investment income	27	21
Net realized investment gains (losses), including impairments	3	3
Net gains (losses) on derivative contracts	3	5
Other income	8	8
Income on variable interest entities	2	3
Total revenues	53	51
Expenses:
Losses and loss expense (benefit)	(15)	(55)
Intangible amortization	11	11
Operating expenses	33	32
Interest expense	44	44
Total expenses	73	32
Pre-tax income (loss)	(19)	19
Provision for income taxes	3	2
Net income (loss)	$(22)	$17
Less: net (loss) gain attributable to noncontrolling interest	—	—
Net income (loss) attributable to common stockholders	$(22)	$17

Net income (loss) per basic share	$(0.42)	$0.35
Net income (loss) per diluted share	$(0.42)	$0.35

Weighted-average number of common shares outstanding:
Basic	46,629,380	46,615,552
Diluted	46,629,380	47,044,132

AMBAC FINANCIAL GROUP, INC. AND SUBSIDIARIES
Consolidated Statements of Income (Loss) (Unaudited)

	Year Ended December 31,
($ in millions, except share data)	2021	2020
Revenues:
Net premiums earned	$47	$54
Net investment income:
Securities available-for-sale and short-term	74	103
Other investments	66	19
Total net investment income	139	122
Net realized investment gains (losses), including impairments	7	22
Net gains (losses) on derivative contracts	22	(50)
Net realized gains on extinguishment of debt	33	—
Other income	27	3
Income on variable interest entities	7	5
Total revenues	282	156
Expenses:
Losses and loss expense (benefit)	(88)	225
Intangible amortization	55	57
Operating expenses	126	92
Interest expense	187	222
Total expenses	281	596
Pre-tax income (loss)	2	(440)
Provision (benefit) for income taxes	18	(3)
Net income (loss)	$(16)	$(437)
Less: net (loss) gain attributable to noncontrolling interest	(1)	—
Net income (loss) attributable to common stockholders	$(17)	$(437)

Net income (loss) per basic share	$(0.61)	$(9.47)
Net income (loss) per diluted share	$(0.61)	$(9.47)

Weighted-average number of common shares outstanding:
Basic	46,535,001	46,147,062
Diluted	46,535,001	46,147,062

AMBAC FINANCIAL GROUP, INC. AND SUBSIDIARIES
Consolidated Balance Sheets (Unaudited)

($ in millions, except share data)	December 31, 2021	September 30, 2021
Assets:
Investments:
Fixed maturity securities, at fair value (amortized cost: $1,605 and $1,660)	$1,730	$1,797
Fixed maturity securities pledged as collateral, at fair value (amortized cost: $15 and $15)	15	$15
Short-term investments pledged as collateral, at fair value (amortized cost: $415 and $368)	414	368
Short-term investments, at fair value (amortized cost: $105 and $105)	105	105
Other investments (includes $683 and $656 at fair value)	690	663
Total investments (net of allowance for credit losses of $0 and $0)	2,955	2,948
Cash and cash equivalents	17	14
Restricted cash	5	6
Premiums receivable (net of allowance for credit losses of $9 and $10)	323	327
Reinsurance recoverable on paid and unpaid losses (net of allowance for credit losses of $0 and $0)	55	30
Deferred ceded premium	90	90
Subrogation recoverable	2,092	2,113
Derivative assets	76	78
Intangible assets	362	364
Goodwill	46	46
Other assets	68	68
Variable interest entity assets:
Fixed maturity securities, at fair value	3,455	3,317
Restricted cash	2	2
Loans, at fair value	2,718	2,784
Derivative assets	38	40
Other assets	2	1
Total assets	$12,303	$12,228
Liabilities and Stockholders’ Equity:
Liabilities:
Unearned premiums	$395	$402
Loss and loss expense reserves	1,570	1,565
Ceded premiums payable	33	33
Long-term debt	2,230	2,215
Accrued interest payable	576	555
Derivative liabilities	95	94
Other liabilities	133	138
Variable interest entity liabilities:
Long-term debt (includes $4,056 and $4,097 at fair value)	4,216	4,255
Derivative liabilities	1,940	1,830
Total liabilities	11,187	11,088
Redeemable noncontrolling interest	18	20
Stockholders’ equity:
Preferred stock, par value $0.01 per share; 20,000,000 shares authorized; issued and outstanding shares—none	—	—
Common stock, par value $0.01 per share; 130,000,000 shares authorized; issued: 46,477,068 and 46,477,068	—	—
Additional paid-in capital	257	253
Accumulated other comprehensive income	58	64
Retained earnings	726	746
Treasury stock, shares at cost: 172,929 and 185,025	(3)	(3)
Total Ambac Financial Group, Inc. stockholders’ equity	1,038	1,061
Nonredeemable noncontrolling interest	60	60
Total stockholders’ equity	1,098	1,121
Total liabilities, redeemable noncontrolling interest and stockholders’ equity	$12,303	$12,228